U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

General Form for Registration of Securities of Small

Business issuers Under Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Telemynd, Inc.

(Name of Small Business Issuer in its Charter)

Delaware	83-4053533
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

26522 La Alameda, Suite 290
Mission Viejo, CA 92691
(Address of Principal Executive Offices) (Zip Code)

(949) 420-4400

(Issuer's Telephone Number)

Securities to be registered under Section 12(b) of the Act:      None.

Securities to be registered under Section 12(g) of the Act: Common Stock, $0.001 Par Value

None

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filter	☐	Accelerated filter	☐
Non-accelerated filter	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided by Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Registration Statement was originally filed on May 22, 2019 under Section 12(b) of the Exchange Act, which original filing was withdrawn prior to filing this Registration Statement under Section 12(g) of the Exchange Act.

The Registration Statement, as amended, will become effective automatically by lapse of time 60 days from the date of the filing pursuant to Section 12(g)(1) of the Exchange Act, or earlier if accelerated at the request of the Company . As of the effective date we will be subject to the requirements of Regulation 13(a) under the Exchange Act and will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Registrant,” “Subsidiary,” “we,” “our” or “us” means Telemynd, Inc., a Delaware corporation.  Our principal place of business is located at 26522 La Alameda, Suite 290, Mission Viejo, California 92691. Our telephone number is (949) 420-4400.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

This Registration Statement on Form 10 incorporates by reference information included in the information statement filed herewith as Exhibit 99.1. The cross-reference sheet below identifies where the items required by Form 10 can be found in the information statement.

Item 1. Business.

The information required by this item is included in the sections of the information statement titled “Information Statement Summary,” “Risk Factors,” “Our Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Relationship with Parent Following Separation and Distribution” and “Where You Can Find More Information,” all of which are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is included in the section of the information statement titled “Risk Factors.” and is incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is included in the sections of the information statement titled “Unaudited Pro Forma Financial Statements,” “Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” all of which are incorporated herein by reference.

Item 3. Properties.

The information required by this item is included in the section of the information statement titled “Our Business – Properties,” which is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is included in the section of the information statement titled “Security Ownership of Certain Beneficial Owners and Management,” which is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is included in the section of the information statement titled “Management,” which is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is included in the sections of the information statement titled “Executive Compensation,” which is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

The information required by this item is included in the sections of the information statement titled “Management” and “Relationship with Parent Following Separation and Distribution,” which are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is included in the section of the information statement titled “Our Business - Legal Proceedings,” which is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is included in the sections of the information statement titled “Dividend Policy,” “Capitalization,” “The Separation and Distribution” and “Description of Subsidiary’s Capital Stock,” all of which are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is included in the section of the information statement titled “Description of Subsidiary’s Capital Stock - Sale of Unregistered Securities,” which is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to Be Registered.

The information required by this item is included in the sections of the information statement titled “Dividend Policy,” “The Separation and Distribution” and “Description of Subsidiary’s Capital Stock, ” all of which are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is included in the section of the information statement titled “Description of Subsidiary’s Capital Stock - Limitations on Liability, Indemnification of Officers and Directors, and Insurance,” which is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement titled “Index to Financial Statements” and the financial statements referenced therein, which is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements.

The information required by this item is contained under the section of the information statement titled “Index to Financial Statements” and the financial statements referenced therein, which is incorporated herein by reference.

(b)	Exhibits.

Exhibit Number	Description
2.1	Separation and Distribution Agreement dated January 4, 2019 between Mynd Analytics, Inc. a Delaware corporation and Mynd Analytics, Inc., a California corporation, incorporated by reference to the Current Report on Form 8-K filed by Registrant’s Parent, Mynd Analytics, Inc., on January 7, 2019 (File No.001-35527).
2.2	Amended and Restated Separation and Distribution Agreement dated March 27, 2019 between Mynd Analytics, Inc., a Delaware corporation and Telemynd, Inc., a Delaware corporation, incorporated by reference to the Registration Statement on Form 10/A (File No. 001-38921) filed on June 14, 2019.
3.1	Certificate of Incorporation, incorporated by reference to the Registration Statement on Form 10/A (File No. 001-38921) filed on June 14, 2019.
3.2	By-Laws, incorporated by reference to the Registration Statement on Form 10/A (File No. 001-38921) filed on June 14, 2019
3.3	Certificate of Designation of Series A Preferred Stock, incorporated by reference to the Registration Statement on Form 10/A (File No. 001-38921) filed on June 14, 2019.
4.1	Specimen Stock Certificate, incorporated by reference to the Registration Statement on Form 10/A (File No. 001-38921) filed on June 14, 2019.
10.1	2019 Omnibus Incentive Compensation Plan, incorporated by reference to the Registration Statement on Form 10/A (File No. 001-38921) filed on June 14, 2019.
10.2	Equity Purchase Agreement dated November 13, 2017 between Mynd Analytics, Inc., Arcardian Telepsychiatry Services LLC and Robert Plotkin, incorporated by reference to the Current Report on Form 8-K filed by Registrant’s Parent, Mynd Analytics, Inc. on November 15, 2017 (File No. 001-35527).
10.3	Guaranty of Mynd Analytics, Inc., dated November 13, 2017, incorporated by reference to the Current Report on Form 8-K filed by Registrant’s Parent, Mynd Analytics, Inc. on November 15, 2017 (File No. 001-35527).
10.4	Side Agreement, First Amendment to Seed Capital Funding Agreements and Assignment of Loan Agreements dated November 7, 2017 by and among Arcarian Telepsychiatry LLC, Arcadian Telepsychiatry Services LLC and Ben Franklin Technology Partners of Southeastern Pennsylvania, incorporated by reference to the Registration Statement on Form 10 (File No. 001-38921) filed on May 22, 2019.
10.5	Consent dated November 7, 2017 by and between Arcadian Telepsychiatry LLC and Ben Franklin Technology Partners of Southeastern Pennsylvania, incorporated by reference to the Registration Statement on Form 10 (File No. 001-38921) filed on May 22, 2019.
10.6	Consulting Agreement dated May 30, 2019 between Telemynd, Inc. and Robin L. Smith, MD.*
10.7	Management Services Agreement, effective as of November 13, 2017, between Arcadian Telepsychiatry Services LLC and Arcadian Telepsychiatry P.C., incorporated by reference to Exhibit No. 10.32 to the Quarterly Report on Form 10-Q filed by the Registrant’s Parent, MYnd Analytics, Inc., on February 20, 2018 (File No. 001-35527).
10.8	Management Services Agreement, effective as of November 13, 2017, between Arcadian Telepsychiatry Services LLC and Arcadian Telepsychiatry PA. incorporated by reference to Exhibit No. 10.33 to the Quarterly Report on Form 10-Q filed by the Registrant’s Parent, MYnd Analytics, Inc., on February 20, 2018 (File No.001-35527).
10.9	Agreement, by and between MYnd Analytics, Inc. and RSJ Investments SICAV a.s. acting in respect of its sub-fund (podfond) RSJ Gradus podfond, RSJ Investment SICAV a.s., effective as of September 20, 2018, incorporated by reference to Exhibit No. 10.15 to the Annual Report on Form 10-K filed by the Registrant’s Parent, MYnd Anayltics, Inc., on December 11, 2018 (File No. 001-35527).
21.1	List of Subsidiaries, incorporated by reference to the Registration Statement on Form 10/A (File No. 001-38921) filed on June 14, 2019.
23.1	Consent of Independent Registered Auditor *
99.1	Information Statement, preliminary and subject to completion dated June 19, 2019 *

*	Filed herewith

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TELEMYND, INC.

Date: June 19, 2019	By:	/s/ Patrick Herguth
Patrick Herguth Chief Executive Officer Principal Executive Officer